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                                               NEW YORK BANCORP INC.
                                             241-02 Northern Boulevard
                                            Douglaston, New York 11362


                                                     Form 10-K
                                                September 30, 1995


Exhibit 22.  Subsidiary of the Registrant

Home Federal Savings Bank
241-02 Northern Boulevard
Douglaston, New York 11362

Home Federal Savings Bank is Federally chartered.


Subsidiaries of Home Federal Savings Bank:

Home Fed Advantage Corp.
241-02 Northern Boulevard
Douglaston, New York 11362

State of incorporation:  New York


Alameda Advantage Corp.
241-02 Northern Boulevard
Douglaston, New York 11362

State of incorporation:  New York


Home Fed Equity Corp.
241-02 Northern Boulevard
Douglaston, New York 11362

State of incorporation:  New York


Home Fed Properties Corp.
241-02 Northern Boulevard
Douglaston, New York 11362

State of incorporation:  New York


Home Fed Services, Inc.
241-02 Northern Boulevard
Douglaston, New York 11362

State of incorporation:  New York


HF Investors, Inc.
241-02 Northern Boulevard
Douglaston, New York 11362

State of incorporation:  New York